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                                                                Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in the Registration Statements of EPL Technologies, Inc. on Forms S-3 (Nos. 333-42185 and 333-09719) and on Forms S-8 (Nos. 333-4306, 333-9795 and 333-42047) of our report dated February 27,
1998 (March 13, 1998 as to Note 18) appearing in the Annual Report on Form 10-K/A of EPL Technologies, Inc. for the year ended December 31, 1997.





/s/ Deloitte & Touche LLP
------------------------------
DELOITTE & TOUCHE LLP
Philadelphia, PA



April 20, 1998